Exhibit (a)(2)(i)

Envigado, 20 de diciembre de 2023	Envigado, December 20, 2023	Envigado, 20 de dezembro de 2023
LA JUNTA DIRECTIVA DE ALMACENES ÉXITO S.A. ASUME POSICIÓN NEUTRA FRENTE A OPA	THE BOARD OF DIRECTORS OF ALMACENES ÉXITO S.A. TAKES NEUTRAL POSITION ON TENDER OFFER	O CONSELHO DE ADMINISTRAÇÃO DA ALMACENES ÉXITO S.A. ASSUME POSIÇÃO NEUTRA EM RELAÇÃO À OFERTA PÚBLICA DE AQUISIÇÃO

Almacenes Éxito S.A. (“Éxito”) informa a sus accionistas y al mercado, que, su Junta Directiva resolvió abstenerse de expresar opinión y permanecer neutral, en relación con la oferta pública de adquisición lanzada por Cama Commercial Group, Corp., para adquirir como mínimo la cantidad de 661.910.823 acciones ordinarias de Éxito, que representan, a 30 de septiembre de 2023, el 51,00% de las acciones ordinarias suscritas, pagadas y en circulación del Éxito, y como máximo 1.297.864.359 acciones ordinarias de Éxito, que representan, a 30 de septiembre de 2023, el 100% de las acciones ordinarias suscritas, pagadas y en circulación de Éxito (la “OPA”).

Almacenes Éxito S.A. (“Éxito”) informs its shareholders and the market, that its Board of Directors decided that it expresses no opinion, and is remaining neutral, with respect to the tender offer launched by Cama Commercial Group, Corp., to acquire at least the amount of 661,910,823 common shares of Éxito, representing, as of September 30, 2023, 51.00% of the subscribed, paid and outstanding common shares of Éxito, and at most 1,297,864,359 common shares of Éxito, representing, as of September 30, 2023, 100% of the subscribed, paid and outstanding common shares of Éxito (the “Tender Offer”).

Almacenes Éxito S.A. (“Éxito”) informa aos seus acionistas e ao mercado que, seu Conselho de Administração decidiu abster-se de opinar e manter-se neutro em relação à oferta pública de aquisição lançada pela Cama Commercial Group, Corp, para adquirir, no mínimo, o montante de 661.910.823 ações ordinárias do Éxito, representando, em 30 de setembro de 2023, 51,00% das ações ordinárias subscritas, integralizadas e em circulação do Éxito, e, no máximo, 1.297.864.359 ações ordinárias do Éxito, representando, em 30 de setembro de 2023, 100% das ações ordinárias subscritas, integralizadas e em circulação do Éxito (a “Oferta Pública de Aquisição”).

La Junta Directiva de Éxito advirtió que la legislación colombiana, bajo la cual se rigen los deberes y obligaciones de la Junta Directiva, no impone a Éxito ni a su Junta Directiva la obligación de emitir una declaración o recomendación en relación con la OPA.

Éxito’s Board of Directors noted that Colombian law, which governs the duties and obligations of the Board of Directors, does not impose any obligation on Éxito or its Board of Directors to make any statement or recommendation in connection with the Tender Offer.

O Conselho de Administração do Éxito informou que a legislação colombiana, segundo a qual os deveres e obrigações do Conselho de Administração são regidos, não impõe uma obrigação ao Éxito ou ao seu Conselho de Administração de emitir uma declaração ou recomendação em relação à Oferta Pública de Aquisição de Ações.

Esta comunicación se hace de conformidad con la Regla 14e-2 de la Securities Exchange Act de 1934 de Estados Unidos.	This communication is made pursuant to Rule 14e-2(a) under the U.S. Securities Exchange Act of 1934.	Esta comunicação é feita de acordo com a Regra 14e-2(a) do U.S. Securities Exchange Act de 1934.

Nota preventiva con respecto a revelaciones futuras:

Esta comunicación contiene revelaciones futuras relacionadas con una propuesta de oferta pública de adquisición de acciones de Éxito. Palabras como “anticipar”, “creer”, “estimar”, “esperar”, “pronosticar”, “pretender”, “puede”, “planear”, “proyectar”, “predecir”, “debería”, “haría” y “hará” y variaciones de dichas palabras y expresiones similares pretenden identificar dichas revelaciones futuras. Dichas revelaciones se basan en las expectativas de Éxito en la fecha en que se hicieron por primera vez e implican riesgos e incertidumbres que podrían hacer que los resultados reales difieran materialmente de los expresados o implícitos en nuestras revelaciones futuras. Dichos riesgos e incertidumbres incluyen, entre otros, el resultado y el calendario de las revisiones reglamentarias y el momento en que se complete la oferta pública de adquisición. Se advierte a los lectores de que no deben confiar indebidamente en estas revelaciones futuras, que sólo son válidas en la fecha en que fueron formuladas. A menos que se indique lo contrario o lo exija la legislación aplicable, Éxito no asume ninguna obligación ni tiene intención de actualizar estas declaraciones prospectivas, ya sea como resultado de nueva información, acontecimientos futuros o de otro modo.

Información importante para inversionistas estadounidenses:

Esta comunicación se proporciona únicamente con fines informativos y no constituye una oferta de compra ni la solicitud de una oferta de venta de acciones u otros valores. El 18 de diciembre de 2023, Cama Commercial Group, Corp. (el “Comprador”) presentó ante la U.S. Securities and Exchange Commission (la “SEC”) una Tender Offer Statement on Schedule TO que contiene una oferta de compra, un formulario de carta de transmisión y otros documentos relativos a la oferta pública de adquisición, y el 20 de diciembre de 2023, Éxito presentó ante la SEC una Solicitation/Recommendation Statement on Schedule 14D-9 con respecto a la oferta pública de adquisición.

SE INSTA A LOS INVERSIONISTAS Y TENEDORES DE VALORES DE EE.UU. A QUE LEAN DETENIDAMENTE LA DECLARACIÓN DE OFERTA PÚBLICA DE ADQUISICIÓN, LA OFERTA DE COMPRA, LA DECLARACIÓN DE SOLICITUD/RECOMENDACIÓN, Y CUALQUIER MODIFICACIÓN DE LAS MISMAS DE VEZ EN CUANDO, Y TODOS LOS DEMÁS DOCUMENTOS PERTINENTES QUE SE HAN PRESENTADO Y SE PRESENTARÁN ANTE LA SEC EN RELACIÓN CON LA TRANSACCIÓN PROPUESTA ANTES DE TOMAR UNA DECISIÓN CON RESPECTO A LA OFERTA PÚBLICA DE ADQUISICIÓN, YA QUE CONTIENEN INFORMACIÓN IMPORTANTE SOBRE LA OFERTA PÚBLICA DE ADQUISICIÓN.

Dichos documentos, y otros documentos presentados ante la SEC por el Comprador y Éxito, pueden ser obtenidos por los accionistas estadounidenses sin coste alguno una vez hayan sido presentados en la página web de la SEC www.sec.gov. Los accionistas estadounidenses también pueden obtener gratuitamente la oferta de compra y los materiales relacionados poniéndose en contacto con el agente de información de la oferta pública de adquisición que se nombrará en la Tender Offer Statement on Schedule TO.

Esta comunicación no constituirá una oferta pública de adquisición en ningún país o jurisdicción en los que dicha oferta se considere ilegal o infrinja de otro modo las leyes o reglamentos aplicables.

Forward-Looking Statements:

This communication contains forward-looking statements related to a proposed tender offer for shares of Éxito. Words such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “project,” “predict,” “should,” “would” and “will” and variations of such words and similar expressions are intended to identify such forward-looking statements. Such statements are based on Éxito’s expectations as of the date they were first made and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in our forward-looking statements. Such risks and uncertainties include, among others, the outcome and timing of regulatory reviews and the timing of the completion of the tender offer. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. Unless as otherwise stated or required by applicable law, Éxito undertakes no obligation and does not intend to update these forward-looking statements, whether as a result of new information, future events or otherwise

Important Information for U.S. Investors:

This communication is provided for informational purposes only and does not constitute an offer to purchase or the solicitation of an offer to sell any shares or other securities. On December 18, 2023, Cama Commercial Group, Corp. (the “Buyer”) filed with the U.S. Securities and Exchange Commission (the “SEC”) a Tender Offer Statement on Schedule TO containing an offer to purchase, a form of letter of transmittal and other documents relating to the tender offer, and on December 20, 2023, Éxito filed with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the tender offer.

U.S. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE TENDER OFFER STATEMENT, OFFER TO PURCHASE, SOLICITATION/RECOMMENDATION STATEMENT, AND ANY AMENDMENTS THERETO FROM TIME TO TIME, AND ALL OTHER RELEVANT DOCUMENTS THAT HAVE BEEN AND WILL BE FILED WITH THE SEC REGARDING THE PROPOSED TRANSACTION CAREFULLY BEFORE MAKING A DECISION CONCERNING THE TENDER OFFER AS THEY CONTAIN IMPORTANT INFORMATION ABOUT THE TENDER OFFER.

Such documents, and other documents filed with the SEC by the Buyer and Éxito, may be obtained by U.S. shareholders without charge after they have been filed at the SEC’s website at www.sec.gov. The offer to purchase and related materials may also be obtained for free by U.S. shareholders by contacting the information agent for the tender offer that will be named in the Tender Offer Statement on Schedule TO.

This communication shall not constitute a tender offer in any country or jurisdiction in which such offer would be considered unlawful or otherwise violate any applicable laws or regulations.

Nota de advertência relativa a futuras divulgações:

Este comunicado contém declarações prospectivas relacionadas a uma proposta de oferta pública de aquisição de ações do Éxito. Palavras como “antecipar”, “acreditar”, “estimar”, “esperar”, “prever”, “pretender”, “pode”, “planejar”, “projetar”, “prever”, “deveria”, “faria” e “fará” e variações de tais palavras e expressões similares têm o objetivo de identificar tais declarações prospectivas. Essas declarações baseiam-se nas expectativas do Éxito na data em que foram feitas pela primeira vez e envolvem riscos e incertezas que podem fazer com que os resultados reais sejam substancialmente diferentes daqueles expressos ou implícitos em nossas declarações prospectivas. Tais riscos e incertezas incluem, entre outros, o resultado e o momento das revisões regulatórias e o momento da conclusão da oferta pública de aquisição. Os leitores são advertidos a não depositar confiança indevida nessas declarações prospectivas, que se referem apenas às suas datas. A menos que declarado de outra forma ou exigido pela lei aplicável, o Éxito não assume nenhuma obrigação e não pretende atualizar essas declarações prospectivas, seja como resultado de novas informações, eventos futuros ou de outra forma.

Informações importantes para investidores dos EUA:

Esta comunicação é fornecida apenas para fins informativos e não constitui uma oferta de compra ou a solicitação de uma oferta de venda de quaisquer ações ou outros valores mobiliários. Em 18 de dezembro de 2023, a Cama Commercial Group, Corp. (o “Comprador”) protocolou junto à Comissão de Valores Mobiliários dos Estados Unidos (a “SEC”) uma Declaração de Oferta Pública de Aquisição no Anexo TO contendo uma oferta de compra, um formulário de carta de transmissão e outros documentos relacionados à oferta pública de aquisição, e em 20 de dezembro de 2023, o Éxito protocolou junto à SEC uma Declaração de Solicitação/Recomendação no Anexo 14D-9 com relação à oferta pública de aquisição.

RECOMENDA-SE QUE OS INVESTIDORES E DETENTORES DE TÍTULOS DOS EUA LEIAM CUIDADOSAMENTE A DECLARAÇÃO DE OFERTA PÚBLICA DE AQUISIÇÃO, A OFERTA DE COMPRA, A DECLARAÇÃO DE SOLICITAÇÃO/RECOMENDAÇÃO E QUAISQUER ALTERAÇÕES FEITAS A ELAS DE TEMPOS EM TEMPOS, BEM COMO TODOS OS OUTROS DOCUMENTOS RELEVANTES QUE FORAM E SERÃO ARQUIVADOS JUNTO À SEC COM RELAÇÃO À TRANSAÇÃO PROPOSTA ANTES DE TOMAR UMA DECISÃO COM RELAÇÃO À OFERTA PÚBLICA DE AQUISIÇÃO, POIS ELES CONTÊM INFORMAÇÕES IMPORTANTES SOBRE A OFERTA PÚBLICA DE AQUISIÇÃO.

Tais documentos, e outros documentos arquivados na SEC pelo Comprador e pelo Éxito, poderão ser obtidos pelos acionistas dos Estados Unidos sem custo após terem sido arquivados no site da SEC em www.sec.gov. A oferta de compra e os materiais relacionados também podem ser obtidos gratuitamente por acionistas dos Estados Unidos entrando em contato com o agente de informações da oferta pública de aquisição de ações que será nomeado na Declaração de Oferta Pública de Aquisição de Ações no Anexo TO.

Esta comunicação não constituirá uma oferta pública de aquisição de ações em nenhum país ou jurisdição em que tal oferta seja considerada ilegal ou viole quaisquer leis ou regulamentos aplicáveis.